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                                                                    Exhibit 99.1


                    IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


                                            )
     In re:                                 )
                                            )  Chapter 11
     ROUGE INDUSTRIES, INC.,                )
     et al.,                                )  Case No. 03-13272 (MFW)
     -- --
                                            )
                                Debtors.    )  Jointly Administered


      ORDER UNDER 11 U.S.C.ss.ss.105(a) AND 363 AND FED. R. BANKR. P. 2002,
          6004 AND 9014 APPROVING (A) BIDDING PROCEDURES IN CONNECTION
            WITH THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE
           DEBTORS, INCLUDING CERTAIN BIDDING INCENTIVES AND (B) THE
                           FORM AND MANNER OF NOTICES
                           --------------------------

                  This matter having come before the Court on the Debtors' Expedited Motion to: (I) (A) Establish Bidding Procedures in Connection with Sale of Substantially All of the Assets of the Debtors, Including Certain Bidding Incentives, (B) Approve the Form and Manner of Notices, (C) Schedule a Hearing to Consider the Sale, and (D) Grant Related Relief; (II) Approve the Sale of Substantially All of the Assets of the Debtors Free and Clear of Liens, Claims and Encumbrances to the Successful Bidder; (III) Authorize the Assumption and Assignment of Certain Executory Contracts and Leases; (IV) Authorize the Assumption of Certain Liabilities and (V) Approve Procedures for the Rejection of Certain Executory Contracts and Leases (the "Motion")1 of the above

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1  Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion.


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captioned, debtors and debtors-in-possession (the "Debtors"), for, inter alia, entry of an order (the "Bid Procedures Order") (a) approving the bidding procedures attached as Exhibit A (the "Bidding Procedures"), including the Break-Up Fee and Expense Reimbursement (collectively, the "Bidding Incentives") to be granted to the proposed purchaser, pursuant to that certain amended and restated purchase agreement dated November 24, 2003 (together with the schedules and exhibits thereto, the "Purchase Agreement"), a copy of which is attached hereto as Exhibit A, (b) approving the form and manner of notices of the proposed sale (the "Notice Procedures") and (c) scheduling a hearing to consider the Sale; and the Court having reviewed the Motion; and it appearing that notice of the Motion was good and sufficient under the particular circumstances and that no other or further notice need be given; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and upon the record of the Hearing; and after due deliberation thereon; and good cause appearing therefor, it is hereby

                  FOUND AND DETERMINED THAT:2

                  A. The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C.ss.1334 andss.157(a).

------------
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

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                  B. This is a core proceeding pursuant to 28
U.S.C.ss.157(b)(2)(A), (N) and (O).

                  C. The Debtors have articulated good and sufficient reasons for approving (i) the Bidding Procedures, including the Bidding Incentives and
(ii) the Notice Procedures.

                  D. The Debtors' payment to the Purchaser (as set forth in the Purchase Agreement) of the Bidding Incentives (a) is an actual and necessary cost and expense of preserving the Debtors' estates, within the meaning of section 503(b) of the Bankruptcy Code, (b) is of substantial benefit to the Debtors' estates, (c) is reasonable and appropriate, including in light of the size and nature of the Sale and the efforts that have been and will be expended by the Purchaser notwithstanding that the proposed Sale is subject to higher or better offers for the Businesses, (d) was negotiated by the parties at arms' length and in good faith, and (e) is necessary to ensure that the Purchaser will continue to pursue its proposed acquisition of the Businesses. The Bidding Incentives were a material inducement for, and condition of, the Purchaser's entry into the Purchase Agreement. The Purchaser is unwilling to commit to hold open their offer to purchase the Businesses under the terms of the Purchase Agreement unless they are assured payment of the Bidding Incentives. Thus, assurance to the Purchaser of payment of the Bidding Incentives has promoted more competitive bidding by inducing the Purchaser's bid that otherwise would not have been made, and without which bidding would have been limited. Further, because the Bidding Incentives induced the Purchaser to research the value of the Businesses and submit a bid that will serve as a minimum or floor bid on

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which other bidders can rely, the Purchaser has provided a benefit to the
Debtors' estates by increasing the likelihood that the price at which the Businesses are sold will reflect their true worth. Finally, absent authorization of the Bidding Incentives, the Debtors may lose the opportunity to obtain the highest and best available offer for the Assets.

                  E. The Bidding Procedures are reasonable and appropriate and represent the best method for maximizing the return for the Assets.

                  NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED
THAT:

                                  Sale Hearing
                                  ------------

                  1. The Sale Hearing shall be held before the undersigned Chief United States Bankruptcy Judge at 1:30 p.m. (EST), on December 22, 2003 in the United States Bankruptcy Court for the District of Delaware, at which time the Court shall consider the Sale Motion and confirm the results of the Auction (as defined in the Motion), if any. Objections to the Sale Motion shall be filed and served no later than 4:00 p.m. (EST) on December 17, 2003 (the "Objection Deadline").

                  2. The failure of any objecting person or entity to timely file its objection shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Sale Motion, the Sale, or the Debtors' consummation and performance of the Purchase Agreement (including the transfer of the Assets and Assigned Contracts free and clear of all Liens and interests), if authorized by the Court.

                  3. The Sale Hearing may be adjourned from time to time without

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further notice to creditors or parties in interest other than by announcement of the adjournment in open court or on the Court's calendar on the date scheduled for the Sale Hearing or any adjourned date.

                                     Notice
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                  4. Notice of (a) the Sale Motion, (b) the Sale Hearing, and
(c) the proposed assumption and assignment of the Assigned Contracts to the Purchaser pursuant to the Purchase Agreement shall be good and sufficient, and no other or further notice shall be required, if given as follows:

                 (a)  Notice of Sale Hearing. On or before three (3) business
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                      days' after entry of the Procedures Order (the "Mailing
                      Date"), the Debtors (or their agents) shall serve the Procedures Order, the Bidding Procedures and the proposed Sale Order, by first class mail, postage prepaid, or hand delivery, as appropriate, upon (a) the Office of the United States Trustee, (b) counsel for the Unsecured Creditor's Committee, (c) prepetition and postpetition lenders, (e) all non-Debtor parties to the Assigned Contracts, (f) all other entities that have filed requests for notices pursuant to Bankruptcy Rule 2002 and (g) all entities known to the Debtors to have expressed an interest in a transaction with respect to the Assets during the last twelve months (collectively, the "Service Parties").

                           Additionally, on or before the Mailing Date, the
                      Debtors (or their agents) shall serve by hand delivery or first class mail, postage prepaid, a

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                      notice of the proposed Sale of the Debtors' Assets,
                      substantially in the form annexed as Exhibit B hereto (the "Sale Notice"), upon (a) the Service Parties, (b) all entities known to the Debtors to have asserted any Lien in, to or against the Assets, (c) all known or reasonably ascertainable appropriate federal, state and local taxing authorities, (d) all known or reasonably ascertainable appropriate federal, state and local regulatory bodies, including the United States Environmental Protection Agency and (e) all other known creditors and record equity interest holders of the Debtors. The Sale Notice is a detailed notice that provides, inter alia, the time and place of the proposed auction, the time and place of the Sale Hearing and the time fixed for objections to the proposed Sale or Sales.

                 (b)  Publication Notice. The Debtors shall, pursuant to Fed. R.
                      ------------------
                      Bankr. P. 2002(l) and 2002(d), publish a notice substantially in the form annexed as Exhibit C hereto (the "Publication Notice"), in the national edition of The Wall Street Journal and the Detroit Free Press within seven (7) business days after entry of this Order, or as soon as practicable thereafter. The Publication Notice is proper notice to any other interested parties whose identities are unknown to the Debtors.

                 (c)  Cure Notice. The Debtors will serve on each party to an
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                      Executory Contract notice of the Debtors' intention to
                      assume and assign the Executory Contracts, substantially in the form annexed hereto as Exhibit D (the "Assignment Notice"), on r before December 1, 2003. The

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                      Assignment Notice will include the Debtors' a schedule of
                      Executory Contracts (the "Executory Contract Schedule") including the proposed Cure Amount as shown by the Debtors' books and records. The Assignment Notice also provides that the Purchaser's (or Successful Bidder's, as the case may be) promise to perform under the Executory Contracts is deemed, absent objection, adequate assurance of future performance under the Executory Contracts. Finally the Assignment Notice provides that the Debtors reserve the right to remove any Executory Contracts from the Executory Contracts Schedule. Any objection to the assumption and assignment of any Executory Contract, including without limitation any objection to the Debtors' proposed Cure Amount or the provision of adequate assurance of future performance under an Executory Contract pursuant to section 365(b)(1)(C) of the Bankruptcy Code ("Adequate Assurance"), must: (a) comply with the General Objection Procedures; (b) identify the Executory Contract to which the objector is party; (c) describe with particularity any cure the claimant contends is required under section 365 of the Bankruptcy Code (the "Cure Claim") and identify the basis(es) of the alleged Cure Claim under the Executory Contract; (d) attach all documents supporting or evidencing the Cure Claim; and (e) if the response contains an objection to Adequate Assurance, state with specificity what the objecting party believes is required to provide Adequate Assurance (collectively with the

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                      General Objection Procedures, the "Assigned Contract
                      Objection Procedures"). If no objection is timely and properly filed and served in accordance with the Assigned Contract Objection Procedures, (x) the Cure Amount set forth in the Assignment Notice shall be controlling notwithstanding anything to the contrary in any Executory Contract or other document and the non-Debtor party to the Executory Contract shall be forever barred from asserting any other claim arising prior to the assignment against the Debtors or the Purchaser (or Successful Bidder(s), as the case may be) as to such Executory Contract if it is an Assigned Contract and (y) the Purchaser's (or Successful Bidder's, as the case may be) promise to perform under the Executory Contract shall be deemed adequate assurance of future performance under the Executory Contract.

                  5. Debtors shall provide counsel to International Union, UAW with the same notice and copies of the same documents under the Bidding Procedures (at the same time and in the same manner) as provided to counsel for the Creditors' Committee. The UAW shall be entitled to attend any Auction under the Bidding Procedures. Notwithstanding paragraphs 1 and 2 of this Order, the UAW shall have until Noon on December 21, 2003 to serve and file a response or objection to the Sale Motion.

                               Bidding Incentives
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                  6. The Bidding Incentives, as more fully described above and in the Motion, are hereby approved. The Debtors' obligation to pay the Bidding Incentives as

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provided by the Purchase Agreement shall survive termination of the Purchase Agreement and, until paid, shall constitute an administrative expense and shall be paid in accordance with the terms of the Purchase Agreement without further order of the Court.

                               Bidding Procedures
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                  7. The Bidding Procedures, as set forth on Exhibit A, attached hereto and incorporated herein by reference as if fully set forth in this Order, are hereby approved and shall govern all proceedings relating to the Purchase Agreement and any subsequent bids for the Assets in these cases.

                                Other Provisions
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                  8. No provision of either this Order or any of the procedures approved hereby shall apply to any collective bargaining agreement or to any collectively-bargained benefit plan. Any present or future claim by International Union, UAW or by any of its affiliates that any form of purchase agreement, purchase agreement or sale of any assets of the Debtors (i) violates any provision of any collective bargaining agreement or collectively-bargained benefit plan, (ii) violates applicable law, or (iii) is otherwise improper, is unaffected by this Order and by the procedures approved hereby, and all such claims are preserved. Any collective bargaining agreement may be rejected only pursuant to the provisions of 11 U.S.C. ss. 1113 and any retiree benefits may be modified only pursuant to the provisions of 11 U.S.C. ss. 1114.

                  9. The Court shall retain jurisdiction over any matter or dispute arising

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from or relating to the implementation of this Procedures Order.

                  10. Notwithstanding Bankruptcy Rules 6004(g) and 6006(d), this Order shall be effective upon entry.



Dated:  December 2, 2003





                             ------------------------------
                             Honorable Mary F. Walrath
                             Chief United States Bankruptcy Judge

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